EXHIBIT 10.59

Credit Suisse AG, Cayman Islands Branch

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, NY 10010

July 30, 2021

PennyMac Loan Services, LLC

3043 Townsgate Road, Suite 200

Westlake Village, CA 91361

Attention:  Pamela Marsh / Richard Hetzel

Phone Number:  (805) 330-6059 / (805) 254-6088

Email:  pamela.marsh@pnmac.com; richard.hetzel@pnmac.com

Private National Mortgage Acceptance Company, LLC, as VFN Guarantor

3043 Townsgate Road, Third Floor

Westlake Village, CA 91361

Attention: Pamela Marsh

Phone Number: (805) 330-6059

Email: pamela.marsh@pnmac.com

Re:  Side Letter Agreement to Series 2016-MSRVF1 Repurchase Agreement

Ladies and Gentlemen:

Reference is hereby made to, and this side letter (as amended, restated, supplemented or otherwise modified from time to time, the “Side Letter Agreement”) is hereby incorporated by reference into, the Amended and Restated Master Repurchase Agreement, dated as of July 30, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Series 2016-MSRVF1 Repurchase Agreement”), among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent (“CSFB” or the “Administrative Agent”), Credit Suisse AG, Cayman Islands Branch (“CSCIB”), as a buyer, Citibank, N.A., as a buyer, and PennyMac Loan Services, LLC, as seller (“PLS” or the “Seller”).  Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Series 2016-MSRVF1 Repurchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Definitions.  The following terms shall have the meanings set forth below.

1.1“Actual Seller Equity” means the amount, measured on the last Business Day of each month, equal to the product of (x) the aggregate outstanding purchase price under the Mortgage Loan Repurchase Agreement on such day, and (y) 3%.

1.2 “Commitment Fee” is not applicable.

1.3“Committed Amount” means, with respect to CSCIB, an aggregate outstanding Purchase Price at any one time which is equal the amount that, when added to (w) the aggregate outstanding purchase price under the Mortgage Loan Repurchase Agreement, (x) the MSR PC Utilized Purchase Price, (y) the SPIA VFN Utilized Purchase Price and (z) the Outstanding Aggregate Loan Amount under the Loan Agreement, would not exceed the Maximum Combined Committed Purchase Price.

For purposes of this definition, the terms “Maximum Combined Committed Purchase Price,” “SPIA VFN Utilized Purchase Price” and “MSR PC Utilized Purchase Price” shall have the meaning assigned to such terms in the MLRA Pricing Side Letter.

1.4“Exposure Margin Deficit” means, the excess, if any, measured on the last Business Day of each month, of (x) the Required Seller Equity, over (y) the Actual Seller Equity.

1.5“Financing Documents” means any or all of the “Program Agreements,” “Facility Documents” or any similar term as defined in each Other Financing Agreement.

1.6“Maximum Purchase Price” means the lesser of:

(i)an amount agreed to by the Buyer that, when added to (w) the aggregate outstanding purchase price under the Mortgage Loan Repurchase Agreement, (x) the MSR PC Utilized Purchase Price, (y) the SPIA VFN Utilized Purchase Price and (z) the Outstanding Aggregate Loan Amount under the Loan Agreement, would not exceed the Maximum Combined Purchase Price; and

(ii)the lesser of: (A) Buyer’s funded portion of the Asset Value; or (B) Buyer’s Committed Amount; provided, however, that the Maximum Purchase Price shall not exceed $250,000,000.

The Maximum Purchase Price may be modified from time to time in a written confirmation signed by the parties hereto.

For purposes of this definition, the terms “Maximum Combined Purchase Price,” “SPIA VFN Utilized Purchase Price” and “MSR PC Utilized Purchase Price” shall have the meaning assigned to such terms in the MLRA Pricing Side Letter.

1.7“MLRA Pricing Side Letter” means that certain Second Amended and Restated Pricing Side Letter, dated as of April 28, 2017, by and among CSFB, CSCIB, Alpine Securitization Ltd., PLS, and PNMAC with respect to the Mortgage Loan Repurchase, as amended, restated, supplemented or otherwise modified from time to time.

1.8“Mortgage Loan Repurchase Agreement” has the meaning set forth on Schedule 1 hereto.

1.9“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

1.10“Other Financing Agreements” means each of the agreements listed on Schedule 1 hereto, which may be updated from time to time in a written confirmation signed by the parties to this Agreement.

1.11 “Required Seller Equity” means the amount, measured on the last Business Day of each month, equal to the product of (A) 2.33, (B) the sum of (w) the MSR VFN Utilized Purchase Price (x) the SPIA VFN Utilized Purchase Price on such day, (y) the MSR PC Utilized Purchase Price on such day and (z) the Outstanding Aggregate Loan Amount under the Loan Agreement  on such day, and (C) 3%.

For purposes of this definition, the terms “MSR VFN Utilized Purchase Price,” “SPIA VFN Utilized Purchase Price” and “MSR PC Utilized Purchase Price” shall have the meaning assigned to such terms in the MLRA Pricing Side Letter.

1.12 “Test Period” means any one fiscal quarter.

Section 2.Payment of Amounts upon an Event of Default.  Seller hereby delivers an irrevocable instruction to the buyer or lender under any Financing Document, that upon receipt of notice of an Event of Default under the Series 2016-MSRVF1 Repurchase Agreement, the buyer or lender thereunder is authorized and instructed to remit to CSCIB hereunder directly any amounts otherwise payable to Seller and to deliver to CSCIB all collateral otherwise deliverable to Seller, to the extent all obligations then due and owing under such Other Financing Agreement have been paid in full. In furtherance of the foregoing, upon repayment of the outstanding purchase price or loan amount under any Other Financing Agreement and termination of all obligations of the Seller thereunder or other termination of the related Financing Documents following repayment of all obligations thereunder, the related buyer or lender under any Financing Document is hereby instructed to deliver to CSCIB hereunder any collateral (as such term may be defined under the related Financing Documents) then in its possession or control.

Section 3.Subordination of Security Interest.  Seller makes a subordinate pledge to the buyers or lenders under the Other Financing Agreements as security for the performance by Seller of its obligations thereunder and hereby grants, assigns and pledges to the buyers or lenders thereunder a subordinate security interest in all of Seller’s right, title and interest in, to and under (i) the CSCIB Pro Rata Share of the Note identified on the Asset Schedule; (ii) all rights to reimbursement or payment of the CSCIB Pro Rata Share of the Note and/or amounts due in respect thereof under the CSCIB Pro Rata Share of the Note identified on the Asset Schedule; (iii) all records, instruments or other documentation evidencing any of the foregoing and (iv) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (collectively, the “Subordinated Pledge Assets”). Seller hereby delivers an irrevocable instruction to CSCIB that upon its receipt of notice of an “Event of Default” from the buyer or lender under any Other Financing Agreement, CSCIB is authorized and instructed to (i) remit to such buyer or lender directly any amounts otherwise payable to Seller under this Agreement and (ii) deliver to such buyer or lender all Subordinated Pledge Assets otherwise deliverable to Seller, to the extent all obligations then due and owing under this Agreement have been paid in full.  In furtherance of the foregoing, upon repayment of the outstanding Repurchase Price and termination of all Obligations or other termination of the Program Agreements following repayment of all obligations hereunder, CSCIB shall deliver to the buyer or lender under any Other Financing

Agreement with respect to which the related repurchase price or loan amount remains outstanding any Subordinated Pledge Assets then in CSCIB’s possession or under its control. The subordinate pledge set forth in this clause (e) shall automatically terminate with respect to an Other Financing Agreement if the CSCIB or the other buyer or lender thereunder is no longer CSFB, CSCIB, or any Affiliates thereof.

Section 4.Exposure Margin Deficit.  If as of the last Business Day of the preceding month, the Exposure Margin Deficit exceeds zero, the amount of such Exposure Margin Deficit shall constitute a Margin Deficit pursuant to Section 2.05(a) of the Series 2016-MSRVF1 Repurchase Agreement. On the last Business Day of each calendar month, Seller shall report to CSCIB whether, as of the last Business Day of such month, the Exposure Margin Deficit exceeds zero.

Section 5.Maintenance of Profitability.  For purposes of entering new Transactions, Seller shall at all times maintain profitability of at least $1.00 in Net Income for at least one of any two consecutive Test Periods.

Section 6.Payment of Fees in Connection with the Side Letter Agreement.  Seller agrees to pay as and when billed by the Administrative Agent all of the reasonable fees, disbursements and expenses of counsel to the Administrative Agent or CSCIB in connection with the development, preparation and execution of this Side Letter Agreement or any other documents prepared in connection herewith in accordance with Section 5 of the Series 2016-MSRVF1 Repurchase Agreement and receipt of payment thereof shall be a condition precedent to the Administrative Agent or CSCIB entering into any Transaction pursuant hereto.

Section 7.Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 8.Governing Law.  THIS SIDE LETTER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS SIDE LETTER AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.Counterparts.  This Side Letter Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Side Letter Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Side Letter Agreement.  The parties agree that this Side Letter Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention.

Section 10.Amendments.  None of the terms or provisions of this Side Letter Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, Seller and CSCIB.

Section 11.Conflict of Terms.  If there is any inconsistency between the terms of this Side Letter Agreement, the Pricing Side Letter and those in the Series 2016-MSRVF1 Repurchase Agreement, the terms of this Side Letter Agreement will prevail.

IN WITNESS WHEREOF, the undersigned have caused this Side Letter Agreement to be duly executed as of the date first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Authorized Signatory

By:	/s/ Margaret D. Dellafera
Name:	Margaret D. Dellafera
Title:	Authorized Signatory

CREDIT SUISSE FIRST BOSTON MORTGAGE
CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Vice President

[PNMAC GMSR Issuer Trust – Side Letter Agreement (Series 2016-MSRVF1)]

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[PNMAC GMSR Issuer Trust – Side Letter Agreement (Series 2016-MSRVF1)]

Acknowledged and Agreed to by:

PRIVATE NATIONAL MORTGAGE
ACCEPTANCE COMPANY, LLC, as VFN
Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Senior Managing Director and Treasurer

[PNMAC GMSR Issuer Trust – Side Letter Agreement (Series 2016-MSRVF1)]

SCHEDULE 1

OTHER FINANCING AGREEMENTS

Third Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017 (as may be amended, restated supplemented or otherwise modified from time to time, the “Mortgage Loan Repurchase Agreement”), by and among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, Cayman Islands Branch, as a committed buyer, Alpine Securitization LTD, as a buyer, PennyMac Loan Services, LLC, as seller, and Private National Mortgage Acceptance Company, LLC, as guarantor.

Amended and Restated Master Repurchase Agreement, dated as of July 30, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Series 2020-SPIADVF1 Repurchase Agreement”), by and among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, PennyMac Loan Services, LLC, as seller, and Credit Suisse AG, Cayman Islands Branch, as a buyer, and Citibank, N.A., as a buyer.

Master Repurchase Agreement, dated as of September 11, 2019 (as amended by Amendment No. 1 to the Master Repurchase Agreement, dated as of April 24, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “MSR PC Repo Agreement”), by and among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, PennyMac Loan Services, LLC, as seller, and Credit Suisse AG, Cayman Islands Branch, as buyer, and Private National Mortgage Acceptance Company, LLC, as guarantor.

Loan and Security Agreement, dated as of February 1, 2018, as amended by Amendment No. 1, dated as of January 29, 2020, Amendment No. 2, dated as of April 1, 2020, Amendment No. 3, dated as of April 24, 2020, Amendment No. 4, dated as of October 20, 2020, and Amendment No. 5, dated as of April 24, 2021 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, Cayman Islands Branch, as lender, Private National Mortgage Acceptance Company, LLC, as guarantor, PennyMac Mortgage Services, LLC, as borrower and servicer.